EXHIBIT 99.1

Columbia Property Trust Announces New $200 Million Share Repurchase Program

ATLANTA (Aug. 8, 2017) - The Board of Directors of Columbia Property Trust, Inc. (NYSE: CXP) has authorized a new share repurchase program pursuant to which the Company may repurchase up to $200 million in shares of the Company’s common stock at any time for a two-year period ending September 4, 2019. The Company’s current share repurchase program will expire on September 4, 2017.

The shares may be purchased from time to time on the open market, in privately negotiated transactions, or otherwise, depending on market prices and other conditions. This stock repurchase program does not obligate the Company to acquire any particular amount of its common stock, and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion.

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings primarily in high-barrier-to-entry, primary markets. Its portfolio includes 16 operating properties containing over eight million square feet, concentrated in New York, San Francisco, and Washington, D.C. Columbia carries an investment-grade rating from both Moody’s and Standard & Poor’s. For more information, please visit www.columbia.reit.

Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our share repurchase program are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2016, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

Media Contact:	Investor Relations:
Bud Perrone	Matt Stover
T 212 843 8068	T 404-465-2227
E bperrone@rubenstein.com	E IR@columbiapropertytrust.com